SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of November 17, 2016)
AWARD AGREEMENT
THIS AWARD AGREEMENT (the “Award Agreement”) is made as of the ________ between SIFCO Industries, Inc., an Ohio corporation (the “Company”), and ______, an Employee of the Company (the “Grantee”).
WHEREAS, the Company has heretofore adopted the SIFCO Industries, Inc. 2016 Long-Term Incentive Plan, as amended and restated (the “Plan”); and
WHEREAS, it is a requirement of the Plan that an Award Agreement be executed to evidence the Restricted Stock granted to the Grantee.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:
1.    Grant and Issuance of Restricted Stock. The Company hereby grants to the Grantee ______ shares of the common stock, par value $1.00 per share, of the Company (the “Restricted Stock”) on the terms and conditions set forth herein and in the Plan. The Company shall cause the Restricted Stock to be evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”). Simultaneous with the execution of this Award Agreement, the Grantee shall deliver to the Company an executed stock power, the form of which is attached hereto as Exhibit “A.” Upon the date the Restricted Stock is evidenced in a book entry account maintained by the Transfer Agent, the Grantee shall be a shareholder with respect to the Restricted Stock and shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive any dividends and other distributions paid with respect to the Restricted Stock. The executed stock power shall be held by the Company in its control for the account of the Grantee until the restrictions set forth in Section 2(a) of this Award Agreement lapse and the Grantee's right to the Restricted Stock vests pursuant to Section 2(b) of this Award Agreement (at which time the Restricted Stock shall be delivered to the Grantee) or, if earlier, until the Restricted Stock is forfeited to the Company and cancelled as provided in Section 2(c) of this Award Agreement.
2.    Restrictions on and Vesting of the Restricted Stock.
(a)    Except as otherwise provided in this Award Agreement, none of the Restricted Stock held in a book entry account maintained by the Transfer Agent (including any Restricted Stock issuable, but not yet issued) with respect to which the vesting requirements set forth in Section 2(b) of this Award Agreement have not been satisfied may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of. In the event that the Grantee purports or attempts to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of his Restricted Stock in contravention of the previous sentence, then (i) such purported transfer, encumbrance or disposition shall be null and void, and (ii) all of such disposed (or purportedly disposed) Restricted Stock shall be immediately forfeited to the Company without notice for no consideration.
(b)    The Grantee’s right to the Restricted Stock shall vest, and the restrictions set forth in Section 2(a) of this Award Agreement will lapse, on the earliest of: (i) November 15, 2019, provided that the Grantee remains an Employee as of such date; (ii) the date the Grantee ceases to be an Employee due to his or her death or Disability; or (iii) the day immediately preceding the date of a Corporate Transaction (as defined in the Plan), provided that the Grantee is an Employee as of such date (the “Vesting Date”).
(c)    In the event that prior to the Vesting Date, the Grantee resigns from the Company (other than by reason of death or Disability) or is terminated from the Company for any reason, the Restricted Stock shall be immediately and automatically forfeited to the Company without notice and for no consideration.
3.    Taxes. The Company shall have the right to require a person entitled to receive the Restricted Stock to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Restricted Stock (either upon vesting or upon the filing of any election under Section 83(b) of the Code with respect to the Restricted Stock) before such Restricted Stock is evidenced by a book entry account.
4.    Delivery of Restricted Stock. Entry of the Restricted Stock in a book entry account maintained by the Transfer Agent, pursuant to this Award Agreement may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, delivery or distribution of the Restricted Stock. The Committee may, in its sole discretion, require the Grantee to furnish the Company with appropriate representations and a written investment letter prior to the entry of the Restricted Stock in a book entry account maintained by the Transfer Agent.
5.    No Right to Continued Employment. Nothing in this Award Agreement shall confer upon the Grantee any right to continued employment with the Company or interfere with or restrict in any way with the right of the Company to terminate the Grantee at any time for any reason. Grantee remains an at-will Employee of the Company.
6.    Acknowledgement. Grantee acknowledges that neither the Company nor any of the Company’s affiliates, officer, members, Directors, agents or representatives has provided or is providing the undersigned with tax advice regarding the receipt, vesting and ownership of the Restricted Stock subject to this Award Agreement or any other matter, and the Company has urged the Grantee to consult with his or her own tax advisor with respect to the income taxation consequences of receiving, holding and disposing of the Restricted Stock subject to this Award Agreement.
7.    Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which the Restricted Stock is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.
8.    Invalidity of Provisions. The invalidity or unenforceability of any provision of this Award Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Award Agreement.
9.    Waiver and Modification. The provisions of this Award Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.
10.    Interpretation. In accordance with Section 3.1 of the Plan, all decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Award Agreement, shall be binding and conclusive on the Company and the Grantee.
11.    Multiple Counterparts. This Award Agreement may be signed in multiple counterparts, all of which together shall constitute an original Award Agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.
12.    Governing Law. This Award Agreement shall be governed by the laws of the State of Ohio.
IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.
SIFCO INDUSTRIES, INC.
By:
Its: President and Chief Executive Officer

GRANTEE

Grantee Signature

Exhibit “A”
Stock Power

FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto SIFCO Industries, Inc. ___________ shares of common stock, no par value, of SIFCO Industries, Inc. (the “Company”), evidenced in a book entry account maintained by the Company’s stock transfer agent, and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:
Grantee Signature